                                                                 EXHIBIT 23.1



                           CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Great Lakes REIT, Inc. 1997 Equity and Performance Incentive Plan of our reports indicated below filed with the Securities and Exchange Commission.


Financial Statements                              Date of Auditors' Report
--------------------                              ------------------------

Consolidated financial statements and             January 29, 1998, except
schedule of Great Lakes REIT, Inc. included in    for Note 14 as to which the
its Annual Report (Form 10-K) for the year        date is March 13, 1998
ended December 31, 1997

Statement of revenue and certain expenses of      December 17, 1997
TRI-ATRIA Office Building for the year
ended December 31, 1996 included in the
Current Report (Form 8-K/A) of Great Lakes
REIT, Inc. dated February 6, 1998

Statement of revenue and certain expenses of      December 19, 1997
777 Eisenhower Plaza for the year ended
December 31, 1996 included in the Current
Report (Form 8-K/A) of Great Lakes REIT,
Inc. dated February 6, 1998
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                                   Ernst & Young LLP



Chicago, Illinois
June 11, 1998